UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2023 (December 29, 2023)

Ensysce Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38306	82-2755287
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7946 Ivanhoe Avenue, Suite 201 La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

(858) 263-4196

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENSC	The Nasdaq Stock Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported, on December 19, 2023, Ensysce Biosciences, Inc. (the “Company”) postponed until December 29, 2023, the December 20, 2023, Special Meeting of Stockholders due to the lack of a quorum. The lack of a quorum on December 29, 2023, resulted in no meeting on that date. As a result, no matters were submitted to a vote of security holders on December 29, 2023 and no information is required to be reported under Item 5.07 of a Current Report on Form 8-K.

As previously reported, the Company entered into a Securities Purchase Agreement as of October 23, 2023 (the “Agreement”). Because the Company did not obtain stockholder approval on December 29, 2023, of certain matters that were to have been considered at that meeting, it is required to call a meeting every four months until the earlier of the date such stockholder approval is obtained or the notes issued under the Agreement are no longer outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2023	Ensysce Biosciences, Inc.

	By:	/s/ Lynn Kirkpatrick
	Name	Dr. Lynn Kirkpatrick
	Title:	President and Chief Executive Officer
(Principal Executive Officer)